QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 24, 2002

LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22334 (Commission File Number)	46-0371161 (IRS Employer Identification No.)
3900 West Innovation Street, Sioux Falls, SD (Address of Principal Executive Offices)	57107 (Zip Code)

Registrant's telephone number, including area code (605) 988-1000

n/a
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

        LodgeNet Entertainment Corporation has filed a universal shelf registration statement with the Securities and Exchange Commission providing for the offering to the public from time to time of debt securities, common stock or preferred stock with aggregate proceeds of up to $225 million. The Company has also registered shares of common stock on behalf of several selling stockholders. The related press release issued May 24, 2002 is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)
Exhibits.

99.1	Press Release issued May 24, 2002

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION
Date: May 24, 2002	By	/s/ SCOTT C. PETERSEN Scott C. Petersen
	Its	President and Chief Executive Officer

3

EXHIBIT INDEX

99.1	Press Release issued May 24, 2002

QuickLinks

SIGNATURES
EXHIBIT INDEX